Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-41423, 333-122475, 333-129813, 333-155661, 333-163133, 333-185194, 333-207842, 33-60168, 333-221407, 333-228331, 333-235257, 333-250968, 333-261184, 333-268479, 333-275641, 333-283445, and 333-287767), and the registration statement on Form S-3 (No. 333-281780) of our report dated August 13, 2025, with respect to the consolidated financial statements of Western Digital Corporation and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Santa Clara, California
August 13, 2025